UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 7, 2006
Aqua America, Inc.
(Exact Name of Registrant Specified in Charter)

Pennsylvania	001-06659	23-1702594

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

762 West Lancaster Avenue
Bryn Mawr, Pennsylvania	19010-3489

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (610) 527-8000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
Exhibit Index
UNDERWRITING AGREEMENT
OPINION OF MORGAN, LEWIS & BOCKIUS, LLP

Item 8.01. Other Events.
     On June 7, 2006, Aqua America, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with A.G. Edwards & Sons, Inc. and Janney Montgomery Scott LLC (the “Underwriters”), with the respect to the issuance and sale by the Company of 1,750,000 shares of common stock, par value $0.50 per share (the “Common Stock”), at a price to the public of $22.310 per share. Under the terms of the Underwriting Agreement, the Company has granted to the Underwriters an option, exercisable for 30 days, to purchase up to an additional 262,500 shares of Common Stock to cover over-allotments, if any. The closing of the offering, which is subject to customary closing conditions, is expected to occur on June 12, 2006. The offering of the Common Stock has been registered under the Securities Act of 1933, as amended, pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-130400). A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated be reference herein.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of June 7, 2006, among A.G. Edwards & Sons, Inc., Janney Montgomery Scott, LLC and Aqua America, Inc.

5.1	Opinion of Morgan, Lewis & Bockius, LLP regarding the legality of the Common Stock.

23.1	Consent of Morgan, Lewis & Bockius, LLP (included in its opinion filed as Exhibit 5.1).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AQUA AMERICA, INC.
Date: June 8, 2006	ROY H. STAHL
	Name:	Roy H. Stahl
	Title:	Executive Vice President and General Counsel

Exhibit Index

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of June 7, 2006, among A.G. Edwards & Sons, Inc., Janney Montgomery Scott, LLC and Aqua America, Inc.

5.1	Opinion of Morgan, Lewis & Bockius, LLP regarding the legality of the Common Stock.

23.1	Consent of Morgan, Lewis & Bockius, LLP (included in its opinion filed as Exhibit 5.1).